Execution Copy
1

                         AMENDMENT NO.1
                               TO
                      AMENDED AND RESTATED
                       SEVERANCE AGREEMENT
                         BY AND BETWEEN
                  CNF INC. AND GERALD L. DETTER
                    Effective January 1, 2003

This Amendment No. 1 (this "Amendment") is made to the Amended and Restated Severance Agreement as of July 31, 2000 by and between CNF Inc. (formerly CNF Transportation Inc.), a Delaware corporation (the "Company"), and Gerald L. Detter (the "Executive") (the "Severance Agreement").

WHEREAS, on July 31, 2000, the Company and the Executive entered into this Severance Agreement;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and of its stockholders to amend the Severance Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment, the Company and the Executive agree as follows (capitalized terms used without definition have the meanings given to those terms in the Severance Agreement):

1. Amendment to Severance Payment. The severance payment set forth in
     Section 6.1(A) of the Severance Agreement shall be amended in its entirety to read as follows:

     (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three times the sum of (i) the Executive's annual base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the Change in Control and (ii) the average annual bonus earned by the Executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the three fiscal years ending immediately prior to the fiscal year in which occurs the Change in Control.

2.    Amendment  to Additional Retirement Benefits.   Section  6.
1(D) of the Severance
     Agreement shall be deleted.


3.   Amendment to Definition of the Term "Good Reason".   Section
     15(P)  of  the Severance Agreement (definition of  the  term
     "Good Reason") shall be amended by deleting the following paragraph at the end of Section 15(P):

          "Notwithstanding anything in this Agreement to the contrary, if the Executive's employment is terminated by the Executive for any reason during the one-month period commencing on the first anniversary of a Change in Control, such termination shall be deemed a termination of the Executive's employment for Good Reason."

4. Name Change. The name of the Company has been changed to "CNF Inc." and all references in the Severance Agreement to "CNF Transportation Inc." shall be changed to references to "CNF Inc."

5. Effective Date. The effective date of this Amendment shall be January 1, 2003. Except as expressly amended, the Severance Agreement remains unchanged and in full force and effect.

                         CNF INC.
                         By:       /s/ Gregory L. Quesnel
                                   -----------------------------
                         Name:     Gregory L. Quesnel
                         Title:    President and Chief Executive
                                   Officer

                         EXECUTIVE
                         By:       /s/ Gerald L. Detter
                                   -----------------------------
                         Name:     Gerald L. Detter
                         Address:  506 Woodland Drive
                                   Clarklake, MI 49234